UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 22, 2009

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

___________

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 7.01 Regulation FD Disclosure

On January 22, 2009 the Company issued the following press release:

Puget Energy declares special pro-rata dividend in preparation for completing merger with Puget Holdings LLC by Feb. 6

BELLEVUE, Wash. – The board of directors of Puget Energy (NYSE:PSD), parent company of utility subsidiary Puget Sound Energy, today declared a special pro rata common stock dividend, in anticipation of the closing of the Puget Energy and PSE merger with Puget Holdings LLC, a group of long-term infrastructure investors. This dividend is contingent upon closing the merger transaction.
The board declared a pro rata common stock dividend of $0.00278 per share, per day, from and including Jan. 22, 2009 (the day after the last regular common stock dividend record date), until and including the closing date of the merger. If the merger is completed on Feb. 6, 2009, the pro rata dividend will be $0.04448 per share.
This special dividend will be payable within 10 business days after the closing date to shareholders of record as of the close of business on the day immediately prior to the closing date of the merger.
Payment of this special dividend is in addition to payment of the current quarterly dividend of 25 cents per share, declared Jan. 6, 2009, on Puget Energy’s common stock, payable on Feb. 15, 2009, to shareholders of record as of the close of business Jan. 21, 2009.

About Puget Energy
Puget Energy (NYSE:PSD) is the parent company of Puget Sound Energy (PSE), a regulated utility providing electric and natural gas service primarily to the growing Puget Sound region of Western Washington. Visit PugetEnergy.com for more information.

About Puget Sound Energy
Washington state’s oldest and largest energy utility, with a 6,000-square-mile service area stretching across 11 counties, Puget Sound Energy serves more than 1 million electric customers and nearly 750,000 natural gas customers, primarily in Western Washington. PSE, a subsidiary of Puget Energy (NYSE:PSD), meets the energy needs of its growing customer base through incremental, cost-effective energy conservation, low-cost procurement of sustainable energy resources, and far-sighted investment in the energy-delivery infrastructure. PSE employees are dedicated to providing great customer service to deliver energy that is safe, reliable, reasonably priced, and environmentally responsible. For more information, visit PSE.com.

CAUTIONARY STATEMENT:
Certain statements contained in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, among which include Puget Energy’s expectations regarding the timing of the merger closing and the timing and amount of the special dividend. Forward-looking statements are based on the opinions and estimates of Puget Energy at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect actual results include, among others, governmental policies and regulatory actions, including those of the Washington Utilities and Transportation Commission, any challenge to such actions, the uncertainties of the current economic situation, including adverse effects on Puget Energy’s customers or lenders or the failure of any remaining conditions to the merger transaction. More information about these and other factors that potentially could affect the closing or success of the merger transaction is included in Puget Energy's and PSE's most recent annual report on Form 10-K, quarterly report on Form 10-Q and in their other public filings filed with the Securities and Exchange Commission. Except as required by law, Puget Energy and PSE undertake no obligation to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

By: /s/ Eric M. Markell
Dated: January 22, 2009	Eric M. Markell Executive Vice President and Chief Financial Officer